MALIZIA SPIDI & FISCH, PC
                                ATTORNEYS AT LAW

1100 NEW YORK AVENUE, N.W.                                      637 KENNARD ROAD
SUITE 340 WEST                                 STATE COLLEGE, PENNSYLVANIA 16801
WASHINGTON, D.C.  20005                                           (814) 466-6625
(202) 434-4660                                         FACSIMILE: (814) 466-6703
FACSIMILE: (202) 434-4661



January 14, 2003

Board of Directors
Farnsworth Bancorp, Inc.
789 Farnsworth Avenue
Bordentown, NJ 08505


      RE:               Registration Statement on Form S-8:
                        -----------------------------------
                        Farnsworth Bancorp, Inc. 2002 Stock Option Plan Peoples Savings Bank 2002 Stock Bonus Plan

Gentlemen:

         We have acted as special counsel to Farnsworth Bancorp, Inc., a New Jersey corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 32,478 shares of common stock, par value $.10 per share (the "Common Stock") of the Company which may be issued (i) upon the exercise of options for 21,652 shares of Common Stock granted under the Farnsworth Bancorp, Inc. 2002 Stock Option Plan, and (ii) upon the award of 10,826 shares of Common Stock under the Peoples Savings Bank 2002 Stock Bonus Plan (collectively, the "Plans"), as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

         We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to the stock awards granted under and in accordance with the terms of the Plans will be validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.


                                           Sincerely,


                                           /s/ Malizia Spidi & Fisch, PC

                                           Malizia Spidi & Fisch, PC